                                                                       EXHIBIT 1

                      GENERAL MOTORS ACCEPTANCE CORPORATION

                                MEDIUM-TERM NOTES
             DUE FROM NINE MONTHS TO THIRTY YEARS FROM DATE OF ISSUE

                             SELLING AGENT AGREEMENT

                                                              September 30, 2003


[Name and Address of Agent]


Dear Sirs:

         General Motors Acceptance Corporation, a Delaware corporation (the "Company"), proposes to issue and sell its Medium-Term Notes Due from Nine Months to Thirty Years from Date of Issue (the "Notes") to be issued pursuant to the provisions of an Indenture dated as of December 1, 1993, as supplemented from time to time, between the Company and Citibank, N.A., as Trustee (the "Indenture"). The terms of the Notes are described in the Prospectus referred to below.

         Subject to the terms and conditions contained in this Selling Agent Agreement (the "Agreement"), the Company hereby (1) appoints you as agent of the Company ("Agent") for the purpose of soliciting purchases of the Notes from the Company and you hereby agree to use your reasonable best efforts to solicit offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify and in accordance with the terms hereof, but the Company reserves the right to sell Notes directly on its own behalf and to enter into agreements substantially identical hereto with other agents and (2) agrees that whenever the Company determines to sell Notes directly to you as principal for resale to others, it will enter into a Terms Agreement relating to such sale in accordance with the provisions of
Section V hereof.

                                       I.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement No. 333-55440 relating to the Notes and the offering thereof, from time to time, in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). The registration statement has been declared effective by the Commission, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The registration statement and the prospectus filed pursuant to Rule 424 under the Securities Act, including all documents incorporated therein by reference, as from time to time amended or supplemented, including any Pricing Supplement, are referred to herein as the "Registration Statement" and the "Prospectus," respectively.

                                       II.

         Your obligations hereunder are subject to the following conditions, each of which shall be met on such date as you and the Company shall subsequently fix for the commencement of your obligations hereunder (the "Commencement Date"):

         (a)(i) No litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Notes, or which in any way questions or affects the validity of the Notes and (ii) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission and there shall have been no material adverse change not in the ordinary course of business in the consolidated financial condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus; and you shall have received on the Commencement Date a certificate dated such Commencement Date and signed by an executive officer of the Company to the foregoing effect. The officer making such certificate may rely upon the best of his knowledge as to proceedings threatened.

         (b) You shall have received a favorable opinion of the Assistant General Counsel of, or counsel to, the Company, dated such Commencement Date, to the effect set forth in Exhibit A.

         (c) You shall have received on the Commencement Date a letter dated the Commencement Date from Deloitte & Touche LLP, independent auditors, containing statements and information of the type ordinarily included in auditors' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus relating to the Notes.

         (d) You shall have received a favorable opinion of Davis Polk & Wardwell, counsel for the Agents, dated such Commencement Date, to the effect set forth in Exhibit B.

         If you purchase Notes as principal, your obligations hereunder and under any Terms Agreement (as defined in Section V hereof) are subject to the conditions that (i) no litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Notes, or which in any way questions or affects the validity of the Notes and (ii) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission and there shall have been no material adverse change not in the ordinary course of business in the consolidated financial condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus, each of which conditions shall be met on the corresponding Settlement Date. Further, if specifically called for by any written agreement by you to purchase Notes as principal, your obligations hereunder and under such agreement, shall be subject to such of the additional conditions set forth in clauses (a), as it relates to the executive officer's certificate, and clauses (b), (c) and (d) above, as agreed to by the parties, each of which such agreed conditions shall be met on the corresponding Settlement Date.



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                                      III.

         In further consideration of your agreements herein contained, the Company covenants as follows:

         (a) To furnish to you, without charge, a copy of (i) the Indenture,
(ii) the resolutions of the Board of Directors (or Executive Committee) of the Company authorizing the issuance and sale of the Notes, certified by the Secretary or Assistant Secretary of the Company as having been duly adopted,
(iii) the Registration Statement including exhibits and materials incorporated by reference therein and (iv) as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

         (b) Before amending or supplementing the Registration Statement or the Prospectus (other than amendments or supplements to change interest rates), to furnish you a copy of each such proposed amendment or supplement.

         (c) To furnish you copies of each amendment to the Registration Statement and of each amendment and supplement to the Prospectus in such quantities as you may from time to time reasonably request; and if at any time when the delivery of a Prospectus shall be required by law in connection with sales of any of the Notes, either (i) any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) for any other reason it shall be necessary to amend or supplement the latest Prospectus, as then amended or supplemented, or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will (A) notify you to suspend the solicitation of offers to purchase Notes and if notified by the Company, you shall forthwith suspend such solicitation and cease using the Prospectus as then amended or supplemented and (B) promptly prepare and file with the Commission such document incorporated by reference in the Prospectus or an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance and will provide to you without charge a reasonable number of copies thereof, which you shall use thereafter.

         (d) To endeavor to qualify such Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all reasonable expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of such Notes for investment under the laws of such jurisdictions as you may designate, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation to do business, or to file a general consent to service of process, in any jurisdiction.




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         (e) The Company will make generally available to its security holders and to you as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering twelve month periods beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement with respect to each sale of Notes. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

                                       IV.

         (a) You propose to solicit purchases of the Notes upon the terms and conditions set forth herein and in the Prospectus and upon the terms communicated to you from time to time by the Company. For the purpose of such solicitation you will use the Prospectus as then amended or supplemented which has been most recently distributed to you by the Company, and you will solicit purchases only as permitted or contemplated thereby and herein and will solicit purchases of the Notes only as permitted by the Securities Act and the applicable securities laws or regulations of any jurisdiction. The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes commencing at any time for any period of time or permanently. Upon receipt of instructions (which may be given orally) from the Company, you will forthwith suspend solicitation of purchases until such time as the Company has advised you that such solicitation may be resumed.

         As Agent, you are authorized to solicit orders for the Notes only in denominations of U.S.$5,000 or more (in multiples of U.S.$1,000). All Notes shall be sold at a purchase price equal to 100% of their principal amount plus accrued interest, if any, unless the Company shall have authorized an offer of Notes at a discount or premium. You are not authorized to appoint subagents or to engage the service of any other broker or dealer in connection with the offer or sale of the Notes. Unless otherwise instructed by the Company, you shall communicate to the Company, orally or in writing, each offer to purchase Notes. The Company shall have the sole right to accept offers to purchase Notes offered through you and may reject any proposed purchase of Notes as a whole or in part. You shall have the right, in your discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of your agreements contained herein. Unless otherwise agreed to by you and the Company, the Company agrees to pay you a commission in the form of a discount equal to the percentages of the initial offering price of each Note sold as Agent as set forth in Exhibit C hereto, provided that the purchase of such Notes was solicited by you as Agent. The Company may also sell Notes to an Agent as principal for its own account at a discount equal to the commission applicable to any agency sale of a Note of identical maturity, unless otherwise specified in the applicable Pricing Supplement. Such Notes may be resold to one or more investors and other purchasers at varying prices related to prevailing market prices at the time of resale, as determined by such Agent, or if so agreed, at a fixed public offering price. Without the prior approval of the


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Company, you may not reallow any portion of the commission payable to you as
Agent to dealers or purchasers in connection with the offer and sale of any Notes.

         (b) Procedural details relating to the issue and delivery of, and the solicitation of purchases and payment for, the Notes are set forth in the Administrative Procedures attached hereto as Exhibit D (the "Procedures"), as amended from time to time. The provisions of the Procedures shall apply to all transactions contemplated hereunder other than those made pursuant to a Terms Agreement. You and the Company each agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedures as amended from time to time. The Procedures may only be amended by written agreement of the Company and you.

                                       V.

         Each sale of Notes to you as principal shall be made in accordance with the terms of this Agreement and a separate agreement to be entered into between us which will provide for the sale of such Notes to, and the purchase and reoffering thereof, by you. Each such separate agreement (which may be an oral agreement and confirmed in writing as described below between you and the Company) is herein referred to as a "Terms Agreement." A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by you. A Terms Agreement may also consist of the Pricing Supplement agreed to for such sale. Your agreement to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement, whether oral (and confirmed in writing which may be by facsimile transmission) or in writing, may specify, among other things, the principal amount of Notes to be purchased by you pursuant thereto, the interest rate or formula and maturity date or dates of such Notes, the interest payment dates, if any, the price to be paid to the Company for such Notes, the initial public offering price at which the Notes are proposed to be reoffered, and the time and place of delivery of and payment for such Notes and any other relevant terms. Unless expressly prohibited by the Company in the Terms Agreement relating to a sale of Notes to you, you are authorized to utilize a selling or dealer group in connection with the resale of the Notes purchased and may reallow any portion of the discount paid to you by the Company. Terms Agreements, each of which shall be substantially in the form of Exhibit E hereto, or as otherwise agreed between the Company and you as principal, may take the form of an exchange of any standard form of written telecommunication between you and the Company.

                                       VI.

         The Company represents and warrants to you that as of each date on which the Company accepts an offer to purchase Notes (including any purchase by you as principal, pursuant to a Terms Agreement or otherwise), as of each date the Company issues and sells Notes and as of each date the Registration Statement or the Prospectus is amended or supplemented: (i) each document, if any, filed, or to be filed, pursuant to the Exchange Act and incorporated by reference in the Prospectus complied when so filed, or will comply, in all material respects with such Act and the rules and regulations thereunder; (ii) the Registration Statement (including the documents


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incorporated by reference therein), filed with the Commission pursuant to the
Securities Act relating to the Notes, when it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) each Prospectus, if any, filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with such Act and the applicable rules and regulations thereunder; (iv) the Registration Statement and each Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations thereunder; and (v) the Registration Statement and each Prospectus relating to the Notes do not and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The above representations and warranties shall not apply to any statements or omissions made in the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein. Each acceptance by the Company of an offer for the purchase of Notes and each issuance of Notes shall be deemed an affirmation by the Company that the foregoing representations and warranties are true and correct at the time, as the case may be, of such acceptance or of such issuance, in each case as though expressly made at such time. The representations, warranties and covenants of the Company shall survive the execution and delivery of this Agreement and the issuance and sale of the Notes.

         Each time the Registration Statement shall be amended by the filing of a post-effective amendment with the Commission, or the filing by the Company of a Form 10-K or Form 10-Q pursuant to Section 13 of the Exchange Act, or, if so agreed in connection with a particular transaction, the Company shall furnish the Agents with (1) a written opinion, dated the date of such amendment, filing (in the case of a Form 10-Q, if requested in writing), or as otherwise agreed, of counsel to the Company, in substantially the form previously delivered under
Section II(b), but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented at such date; (2) a letter, dated the date of such amendment, filing, or as otherwise agreed, of Deloitte & Touche LLP, independent auditors, in substantially the form previously delivered under Section II(c), but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented at such date; and (3) a certificate, dated the date of such amendment, filing, or as otherwise agreed and signed by an executive officer of the Company, in substantially the form previously delivered under Section II(a), but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented at such date.

                                      VII.

         The Company agrees to indemnify and hold harmless you, each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) you and each of your and such person's officers and directors against any and all losses, liabilities, costs or claims (or actions in respect thereof) to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such losses, liabilities, costs or claims (or actions in respect thereof) arise out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading provided: (i) that the Company shall not be liable for any such loss, liability, cost, action or claim arising from any statements or omissions made in reliance on and in conformity with written information provided by you to the Company expressly for use in the Registration Statement or Prospectus or any amendment or supplement thereto; and (ii) that the Company shall not be liable to you or any person controlling you with respect to the Prospectus to the extent any such loss, liability, cost, action or claim to you or such controlling person results from the fact that you sold Notes to a person to whom there was not sent or given, at or prior to the earlier of either the mailing or delivery of the written confirmation of such sale or the delivery of such Notes to such person, a copy of the Prospectus as then amended or supplemented, if the Company has previously furnished copies thereof to you; provided that the foregoing indemnity with respect to any Prospectus shall not inure to the benefit of any Agent from whom the person asserting any such losses, claims, damages or liabilities purchased Notes, or any person controlling such Agent, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto), was not sent or given by or on behalf of such Agent to such person, if required by law so to have delivered, at or prior to the written confirmation of the sale of the Notes to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities unless such failure is the result of noncompliance by the Company with its obligations under Article III(c) hereof.

         You agree to indemnify and hold harmless the Company, each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act), the Company, and the Company's and such person's officers and directors from and against any and all losses, liabilities, costs or claims (or actions in respect thereof) to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such losses, liabilities, costs or claims (or actions in respect thereof) arise out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the section of the Prospectus entitled "Plan of Distribution" or any amendment or supplement thereto in reliance on and in conformity with written information furnished to the Company by you expressly for use therein.

         If any claim, demand, action or proceeding (including any governmental investigation) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to the preceding paragraphs, the indemnified party shall promptly notify the indemnifying party in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnified party may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own

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counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel,
(ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties. Such firm shall be designated in writing by the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is entitled to indemnification hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         The indemnity agreements contained in this Section VII and the representations and warranties of the Company and you in this Agreement, shall remain operative and in full force and effect regardless of: (i) any termination of this Agreement; (ii) any investigation made by an indemnified party or on such party's behalf or any person controlling an indemnified party or by or on behalf of the indemnifying party, its directors or officers or any person controlling the indemnifying party; and (iii) acceptance of and payment for any of the Notes.

                                      VIII.

         Except as provided in Section V hereof, in soliciting purchases of Notes from the Company, you are acting solely as agent for the Company, and not as principal. You will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been accepted by the Company, but you shall not have any liability to the Company in the event such purchase is not consummated for any reason, other than to repay to the Company any commission with respect thereto. Except pursuant to a Terms Agreement, under no circumstances shall you be obligated to purchase any Notes for your own account.

                                       IX.

         This Agreement shall be terminated at any time by either party hereto upon the giving of five business days written notice of such termination to the other party hereto. In the event of any such termination, neither party shall have any liability to the other party hereto, except for obligations hereunder which expressly survive the termination of this Agreement and except that, if at the time of termination an offer for the purchase of Notes shall have been accepted by the

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Company but the time of delivery to the purchaser or his agent of the Note or
Notes relating thereto shall not yet have occurred, the Company shall have the obligations provided herein with respect to such Note or Notes.

         Any Terms Agreement shall be subject to termination in your absolute discretion on the terms set forth or incorporated by reference therein. The termination of this Agreement shall not require termination of any agreement by you to purchase Notes as principal, and the termination of any such agreement shall not require termination of this Agreement.

         If this Agreement is terminated, the last sentence of the second paragraph of Section IV(a), Section III(c), (d) and (e), Section VII, and the first paragraph of Section XIV shall survive; provided that if at the time of termination of this Agreement an offer to purchase Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Section III(a) and (b), Section IV(b) and
Section V shall also survive until time of delivery.

                                       X.

         Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to you shall be sufficient in all respects if delivered in person or sent by telex, facsimile transmission (confirmed in writing), or registered mail to you at your address, telex or telecopier number set forth below by your signature and if to the Company shall be sufficient in all respects if delivered or sent by telex, telecopier or registered mail to the Company at 200 Renaissance Center, Detroit, Michigan 48265, telecopier number 313-665-6308, marked for the attention of the Corporate Secretary. All such notices shall be effective on receipt.

                                       XI.

         This Agreement shall be binding upon you and the Company, and inure solely to the benefit of you and the Company and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement.

                                      XII.

         This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York. Each party to this Agreement irrevocably agrees that any legal action or proceeding against it arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered against it in connection with this Agreement may be brought in any Federal or New York State court sitting in the Borough of Manhattan, and, by execution and delivery of this Agreement, such party hereby irrevocably accepts and submits to the jurisdiction of each of the aforesaid courts in personam, generally and unconditionally with respect to any such action or proceeding for itself and in respect of its property, assets and revenues. Each party hereby also irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum.

                                      XIII.

         If this Agreement is executed by or on behalf of any party, such person hereby states that at the time of the execution of this Agreement he has no notice of revocation of the power of attorney by which he has executed this Agreement as such attorney.

                                      XIV.

         The Company will pay the expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement; (ii) the preparation, issuance and delivery of the Notes; (iii) the fees and disbursements of the Company's auditors and of the Trustee and its counsel; (iv) the fees of any Calculation Agent and any Exchange Rate Agent; (v) the printing and delivery to you in quantities as hereinabove stated of copies of the Registration Statement and the Prospectus; and (vi) any fees charged by rating agencies for the rating of the Notes.

         This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Company and you.

                                     Very truly yours,

                                     GENERAL MOTORS ACCEPTANCE CORPORATION

                                     By:_________________________________

                                     Title:______________________________



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


Confirmed and accepted
as of the date first above
written:

[Name of Agent]

By:______________________________

Title:___________________________

[Address of Agent]

Attention:
Telephone:
Facsimile:



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                                    EXHIBIT A
                           Opinion of Company Counsel

                               September 30, 2003


[Agent Name and Address]



Ladies and Gentlemen:

         I am issuing this letter in my capacity as Assistant General Counsel for General Motors Acceptance Corporation (the "Corporation") in response to the requirements of the Selling Agent Agreement dated September 30, 2003 (the "Selling Agent Agreement") between the Corporation and you (the "Agent"). The Selling Agent Agreement relates to the offering (the "Offering") of Medium Term Notes of the Corporation (the "Offered Securities"). Every term which is defined or given a special meaning in the Selling Agent Agreement and which is not given a different meaning in this letter has the same meaning whenever it is used in this letter as the meaning it is given in the Selling Agent Agreement.

         In connection with the preparation of this letter, I have among other things read:

         (a) the Registration Statement on Form S-3 (Registration No. 333-) filed by the Corporation with the Securities and Exchange Commission (the "Commission") for the purpose of registering the Offering under the Securities Act of 1933, as amended (the "Securities Act") (which registration statement, as amended and including the information incorporated therein by reference, and as constituted at the time it became effective, is herein called the "Registration Statement");

         (b) the Prospectus of the Corporation dated September ___, 2003 (which Prospectus, including the information incorporated therein by reference, is herein called the "Prospectus");

         (c) the Indenture, dated as of December 1, 1993 (the "Indenture"), by and between the Corporation and Citibank, N.A. as trustee (the "Trustee"), and the First Supplemental Indenture thereto, dated January 1, 1998 (the "First Supplemental Indenture");

         (d)      an executed copy of the Selling Agent Agreement;

         (e)      specimens of the Offered Securities;

         (f) the corporate proceedings of the Corporation relating to the execution and delivery of the Indenture, the Selling Agent Agreement and the Notes;


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


         (g) A copy of the Certificate of Incorporation of the Corporation, as amended, certified as of a recent date by the Secretary of State of Delaware;

         (h)      a copy of the By-Laws of the Corporation; and

         (i) copies of all certificates and other documents delivered today in connection with the consummation of the Offering.

         In addition, I have examined and relied on the originals or copies certified or otherwise identified to my satisfaction of all such corporate records of the Corporation and such other instruments and certificates of public officials, officers and representatives of the Corporation and such other persons, and I have made such investigations of law as I have deemed appropriate as a basis for the opinions expressed below. I have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which I have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

         Subject to the assumptions, qualifications and limitations which are identified in this letter, I advise you that:

                  (i) the Corporation is validly existing as a corporation and in good standing and duly incorporated under the laws of the State of Delaware and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except where the failure to be so qualified or be in good standing, individually or in the aggregate, would not have a material adverse effect on the Corporation and its subsidiaries taken as a whole;

                  (ii) the Indenture has been duly authorized, executed and delivered by the Corporation, is a valid and binding agreement of the Corporation, enforceable against the Corporation, and has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA");

                  (iii) the Offered Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by you as contemplated by the Selling Agent Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Corporation, enforceable against the Corporation, assuming the due authorization, execution and delivery by the Trustee of the Indenture and the due authentication and delivery of the Offered Securities by the Trustee in accordance with the Indenture;

                  (iv) the Selling Agent Agreement has been duly authorized, executed and delivered by the Corporation, is a valid and binding agreement of the Corporation and enforceable against the Corporation;

                  (v) no authorization, consent or approval of, or registration or filing with, any governmental or public body or regulatory authority is required on the part of the Corporation for the issuance of the Offered Securities in accordance with the Indenture or the sale of the Offered Securities in accordance with the Selling Agent Agreement, other than the registration of the Offered Securities under the Securities Act, qualification of the Indenture under the TIA, the listing of the Offered Securities and compliance with any laws of any foreign jurisdiction or the state securities or "blue sky" laws of various jurisdictions;

                (vi) the issuance of the Offered Securities in accordance with the Indenture and the sale of the Offered Securities pursuant to the Selling Agent Agreement, do not and will not contravene any provision of applicable law (except I express no opinion in this paragraph as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of any indemnification or contribution provisions would be permitted) or result in any violation by the Corporation of any of the terms or provisions of the certificate of incorporation or by-laws of the Corporation or of any material indenture, mortgage or other agreement or instrument known to me, by which the Corporation is bound (except that I express no opinion as to compliance with any financial tests or cross-default provision in any such agreement);

                  (vii) the statements in the Prospectus under "Description of Notes" insofar as such statements constitute summaries of the documents or proceedings referred to therein, fairly present in all material respects the information called for with respect to such documents and proceedings; and

                  (viii) each document filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (except as to financial statements contained therein, as to which I do not express any opinion) and incorporated by reference in the Prospectus complied when so filed, or at the time of any amendment, as to form in all material respects with the Exchange Act and the rules and regulations thereunder.

         With respect to paragraph (viii) above, my opinion is based upon the participation by one or more attorneys, who are members of the General Motors Acceptance Corporation Legal Staff with whom I have worked, in the preparation of the Registration Statement and the Prospectus and review and discussion of the contents thereof and upon my general review and discussion of the answers made and information furnished therein with such attorneys, certain officers of the Corporation and its auditors, but is without independent check or verification except as stated herein.

                                   ***********

         Except as set forth in paragraph (vii) above, I make no representation that I have independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or that the actions taken in connection with the preparation of the Registration Statement or the Prospectus were sufficient to cause the

Prospectus or Registration Statement to be accurate, complete or fair (including the actions described in the next paragraph).

         I have participated in the preparation of the Registration Statement and the Prospectus. During the course of such preparation, I have examined various documents, including those listed at the beginning of this letter, and have participated in various conferences with representatives of and other counsel of the Corporation, and with representatives of the independent accountants for the Corporation and representatives of and counsel to the Agents, at which conferences the contents of the Registration Statement and the Prospectus (and the documents incorporated therein by reference) were reviewed and discussed.

         Based on my participation in the conferences and discussions identified above, my understanding of applicable law and the experience that I have gained in the practice thereunder, and relying as to factual matters to the extent deemed appropriate by me upon the representations and statements of officers and other representatives of the Corporation, I advise you that no fact came to my attention to cause me to conclude that (i) the Registration Statement, on its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date, or as of the date of this letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) as of the effective date of the Registration Statement, either the Registration Statement or the Prospectus appeared on its face not to be responsive in all material respects to the requirements of Form S-3, except for, in each case, financial statements and schedules and other financial and statistical and similar data and information included therein or incorporated by reference therein or omitted therefrom, as to which I express no opinion.

                                  ************

         I have assumed for purposes of this letter the following: each document I have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine (except that I make no assumption in respect to the Selling Agent Agreement); that the Selling Agent Agreement and every other agreement I have examined for purposes of this letter constitutes a valid and binding obligation of each party to that document and that each such party has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such agreement (except that I make no such assumption with respect to the Corporation); and that you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the conclusions provided in this letter. I have also made other assumptions that I believe to be appropriate for purposes of this letter.

         In preparing this letter I have relied without independent verification upon the following: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Selling Agent Agreement and other documents specifically identified at the beginning of this letter as having been read by me; (iii) factual information provided to me by the other representatives of the Corporation; and (iv) factual information I have obtained from such other sources as I have deemed reasonable. I have assumed that the information upon which I have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. For purposes of numbered paragraph (i), I have relied exclusively upon a certificate issued by a governmental authority in the relevant jurisdiction and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificate.

         I confirm that I do not have knowledge that has caused me to conclude that my reliance and assumptions cited in the two immediately preceding paragraphs are unwarranted. Whenever this letter provides advice about (or based upon) my knowledge of any particular information or about any information which has or has not come to my attention such advice is based entirely on my conscious awareness at the time this letter is delivered on the date it bears.

         My advice on every legal issue addressed in this letter is based exclusively on the General Corporation Law of the State of Delaware or the federal law of the United States. I express no opinion with respect to any state securities or "blue sky" laws or regulations, any foreign laws, statutes, governmental rules or regulations or any laws, statutes governmental rules or regulations which in my experience are not applicable generally to transactions of the kind covered by the Selling Agent Agreement. None of the opinions or other advice contained in this letter considers or covers (i) any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial or statistical information set forth or incorporated by reference in (or omitted from) the Registration Statement or the Prospectus or (ii) any rules and regulations of the National Association of Securities Dealers, Inc. relating to the compensation of underwriters.

         My advice on each legal issue addressed in this letter represents my opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law my opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

         My opinion in paragraphs (ii), (iii) and (iv) are subject to the reservations and qualifications that enforcement may be limited or affected by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally, and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and that rights to indemnity under the Selling Agent Agreement may be limited under applicable U.S. Federal or state law.

         This letter speaks as of the time of its delivery on the date it bears. I do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which I did not have knowledge at that time, by reason of any change subsequent to that time in any law other governmental requirement or interpretation thereof covered by any of my opinions or advice, or for any other reason.

         This letter may be relied upon by the Agents only for the purpose served by the provision in the Selling Agent Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without my written consent: (i) no person other than the Agents may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document;
(iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.


Very truly yours,



Martin I. Darvick
Assistant General Counsel

                                    EXHIBIT B
                        Opinion of Davis Polk & Wardwell

                               September 24, 2003


Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.
J.P. Morgan Securities Inc.
Bear, Stearns & Co. Inc.
UBS Securities LLC
Banc of America Securities LLC

c/o      Merrill Lynch, Pierce, Fenner & Smith Incorporated
         4 World Financial Center  Floor 15
         New York, New York  10080

Ladies and Gentlemen:


         We have acted as counsel for you, the sales agents (the "Agents") named of the Selling Agent Agreement dated September 30, 2003 (the "Selling Agent Agreement") between you and General Motors Acceptance Corporation, a Delaware corporation (the "Company"), under which you have agreed to act as an agent for the Company to solicit purchasers for, or to purchase from the Company as principal, up to $20,000,000,000 (or the equivalent thereof in foreign currencies or composite currencies) aggregate initial public offering price of the Company's Medium-Term Notes (the "Notes"). The Notes will be issued pursuant to the provisions of an indenture dated as of December 1, 1993, as amended by a First Supplemental Indenture dated as of January 1, 1998 (together, the "Indenture") between the Company and Citibank, N.A., as Trustee (the "Trustee").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion, including those relating to the authorization, execution and delivery by the Company of the Indenture and the Selling Agent Agreement, and the authorization of the Notes by the Company.

         We have participated in the preparation of the Company's registration statement on Form S-3 (Registration No. 333-XXXX) (other than the documents incorporated by reference in the prospectus included therein (the "Incorporated Documents")), filed with the Securities and Exchange Commission (the "Commission") pursuant to the provisions of the Securities Act of 1933, as amended (the "Act"), registering the Notes. Although we did not participate in the preparation of the Incorporated Documents, we have reviewed such documents. In addition, we understand that the registration statement was declared effective under the Act and that the Indenture was qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture

Act"). The Registration Statement (including the Incorporated Documents), in the form in which it was declared effective is hereinafter referred to as the "Registration Statement," and the prospectus (including the Incorporated Documents) dated September ___, 2003, is hereinafter referred to as the "Prospectus".

         We have assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"), except for required EDGAR formatting changes, to physical copies of the documents delivered to the Underwriters and submitted for our examination.

         Based upon the foregoing, we are of the opinion that:

     1. The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and of general principles of equity, whether applied by a court of law or equity, and has been duly qualified under the Trust Indenture Act.

     2. The issuance and sale of the Notes has been duly authorized and the Notes, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and of general principles of equity, whether applied by a court of law or equity.

     3. The Selling Agent Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company.

     We have not ourselves checked the accuracy or completeness of, or otherwise verified, the information furnished with respect to other matters in the Registration Statement or the Prospectus, but we have generally reviewed and discussed with your representatives and with certain officers and employees of, and counsel and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification. On the basis of such consideration, review and discussion, but without independent check or verification (A) we are of the opinion that the Registration Statement and Prospectus (except for financial statements and other financial data included therein as to which we are not called upon to express any opinion and except for that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee) comply as to form in all material respects with the Act and the applicable rules and regulations of the Commission thereunder, (B) we have no reason to believe that (except for financial statements and other financial data as to which we are not called upon to express any belief) any part of the Registration Statement, when such part became effective, contained, or as of the date hereof contains, any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statement therein not misleading, and (C) we have no reason to believe that (except as to financial statements and other financial data as to which we are not called upon to express any belief) the Prospectus as of the date hereof contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the opinion and belief set forth in clauses (A) through (C) above do not cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Prospectus.

     We wish to point out that the preceding paragraph does not address any application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to Notes the payments of principal or interest on which will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. In addition, for the purpose of the opinion in paragraph (2) above, we have, with your approval, assumed that (i) the Notes will conform to the forms attached as exhibits to the Indenture or as provided by the Indenture and will be completed in accordance with the requirements of the Indenture and the Administrative Procedures (as defined in the Selling Agent Agreement) and (b) none of the terms of the Notes not contained in the forms examined by us will violate any applicable law or be unenforceable. In connection with our opinion in paragraph (2) above, we note that, as of the date of this opinion, a judgment for money in an action based on Notes payable in foreign or composite currencies in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign or composite currency in which a particular
Note is payable into United States dollars will depend upon various factors, including which court renders the judgment.

     In addition we wish to advise you that no opinion is expressed herein concerning any change after the date hereof in applicable law or in the facts we have relied upon in expressing this opinion.

     We have examined the opinion dated the date hereof of Martin I. Darvick, Esquire, Assistant General Counsel of the Company, delivered to you pursuant to
Article II(b) of the Selling Agent Agreement, and we believe that such opinion is responsive to the requirements of the Selling Agent Agreement.

     We have also examined the letter dated September 25, 2003 of Deloitte & Touche LLP, independent auditors, relating to the financial statements and other information contained or incorporated by reference in the Registration Statement and the other matters referred to in such letter, delivered to you pursuant to
Article II(c) of the Selling Agent Agreement. We participated in discussions with your representatives and representatives of the Company relating to the form of such letter, and we believe that is substantially in the form to which all such parties agreed.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon for any other purpose or relied upon by or furnished to any other person without our prior written consent.


                                Very truly yours,

                                   EXHIBIT C




                                      GMAC
                               MEDIUM-TERM NOTES
                              DEALER AGENT PROGRAM


The following Selling Commissions as a percentage of the principal amount are payable on each Note sold by the applicable Agent.


9 months to less than 12 months........................................ .050%
12 months to less than 18 months....................................... .075%
18 months to less than 24 months....................................... .125%
24 months to less than 36 months....................................... .175%
36 months to less than 48 months....................................... .250%
48 months to less than 60 months....................................... .300%
60 months to less than 72 months....................................... .350%
72 months to less than 84 months....................................... .375%
84 months to less than 96 months....................................... .400%
96 months to less than 108 months...................................... .425%
108 months to less than 120 months..................................... .450%
120 months to less than 180 months..................................... .475%
180 months to less than 240 months..................................... .550%
240 months to 360 months............................................... .600%

                                    EXHIBIT D



                      GENERAL MOTORS ACCEPTANCE CORPORATION

                                MEDIUM-TERM NOTES
             DUE FROM NINE MONTHS TO THIRTY YEARS FROM DATE OF ISSUE

                            ADMINISTRATIVE PROCEDURES


Medium-Term Notes, Due from Nine Months to Thirty Years from Date of Issue are offered on a continuing basis by General Motors Acceptance Corporation through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Lehman Brothers Inc., J.P.Morgan Securities Inc., Bear, Stearns & Co. Inc., UBS Securities LLC, and Banc of America Securities LLC, as agents (the "Agents"), who have agreed to use their reasonable best efforts to solicit purchases of the Notes. The Notes are being sold pursuant to Selling Agent Agreements, each dated September 30, 2003 between the Company and each of the Agents (the "Agent Agreements"). The Company has reserved the right to sell Notes directly on its own behalf. The Notes will be senior debt and have been registered with the Securities and Exchange Commission (the "Commission"). Citibank, N.A. is the trustee (the "Trustee") under an Indenture dated as of December 1, 1993, as amended from time to time, between the Company and the Trustee (the "Indenture") covering the Notes. Pursuant to the terms of the Indenture, Citibank, N.A. also will serve as authenticating agent, issuing agent and paying agent. Unless otherwise specified in a Pricing Supplement, Citibank, N.A. will also serve as calculation agent and exchange agent with respect to the Notes.

The Notes will be issued in book-entry form ("Notes") and represented by one or more fully registered global notes without coupons (each, a "Global Note") held by the Trustee, as agent for the Depository Trust Corporation ("DTC") and recorded in the book-entry system maintained by DTC. Owners of beneficial interests in a Global Note will be entitled to physical delivery of Notes issued in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Indenture.

Administrative procedures and specific terms of the offering are explained below. Administrative responsibilities will be handled for the Company by its Borrowings Department; accountable document control and record-keeping responsibilities will be performed by its Comptroller's Department. The Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding offers to purchase Notes and the details of their delivery.

Notes will be issued in accordance with the administrative procedures set forth in herein. To the extent the procedures set forth below conflict with or omit certain of the provisions of the Notes, the Indenture, the Selling Agent Agreements or the Prospectus and the Pricing Supplement (together, the "Prospectus"), the relevant provisions of the Notes, the Indenture, the Selling Agent Agreements and the Prospectus shall control. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Selling Agent Agreement, the Prospectus in the form most recently filed with the Commission pursuant to Rule 424 of the Securities Act, or in the Indenture.

                       Administrative Procedures for Notes

In connection with the qualification of Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations from the Company and the Trustee to DTC, dated March 3, 2000, and a Medium-Term Note Certificate Agreement between the Trustee and DTC (the "Certificate Agreement") dated October 31, 1988, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Maturities:       Each Note will mature on a date (the "Maturity Date") not less than nine months after the date of delivery by the Company of such Note. Notes will mature on any date selected by the initial purchaser and agreed to by the Company. "Maturity" when used with respect to any Note, means the date on which the outstanding principal amount of such Note becomes due and payable in full in accordance with its terms, whether at its Maturity Date or by declaration of acceleration, call for redemption, repayment or otherwise.

Issuance:         All Fixed Rate Notes having the same terms (collectively, the
                  "Fixed Rate Terms") will be represented initially by a single
                  Global Note.

                  All Floating Rate Notes which have the same terms (collectively, the "Floating Rate Terms") will be represented initially by a single Global Certificate in fully registered form without coupons; all Discount Notes which have the same terms (collectively, the "Zero-Coupon Terms") will be represented initially by a single Global Certificate in fully registered form without coupons; all Currency Indexed Notes which have the same terms (collectively, the "Currency Indexed Note Terms"), will be represented initially by a single Global Certificate in fully registered form without coupons; and all Indexed Notes which have the same index or formula as its determination reference (the "Indexed Note Terms") will be represented initially by a single Global Certificate in fully registered form without coupons.

                  Each Global Note will be dated and issued as of the date of its authentication by the Trustee. Each Global Note will bear an Issue Date, which will be (i) with respect to an original Global Note (or any portion thereof), its original issuance date (which will be the Settlement Date for the Notes represented by such Global Note) and (ii) with respect to any Global Note (or portion thereof) issued subsequently upon exchange of a Global Note or in lieu of a destroyed, lost or stolen Global Note, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Note or Notes (or if no such payment or provision has been made, the original issuance date of the predecessor Global Note or Notes), regardless of the date of authentication of such subsequently issued Global Note.

Identification
Numbers: The Company has received from the CUSIP Service Bureau (the "CUSIP Service Bureau") of Standard & Poor's Corporation ("Standard & Poor's") one series of CUSIP numbers consisting of approximately 900 CUSIP numbers for future assignment to Global Notes. The Company will provide DTC and the Trustee with a list of such CUSIP numbers. The Company will assign CUSIP numbers as described below under Settlement Procedure "B". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Notes. The Company will reserve additional CUSIP numbers when necessary for assignment to Global Notes and will provide the Trustee and DTC with the list of additional CUSIP numbers so obtained.

Registration:     Global Notes will be issued only in fully registered form
                  without coupons. Each Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the Note Register maintained under the Indenture by the Trustee. The beneficial owner of a Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner of such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:        Transfers of a Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note .

Exchanges:        The Trustee, at the Company's request, may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (a) the CUSIP numbers of two or more
                  Global Notes outstanding on such date that represent Notes having the same Fixed Rate Terms or Floating Rate Terms or
                  Zero-Coupon Terms or Currency Indexed Note Terms or Indexed
                  Note Terms as the case may be (except that Issue Dates need not be the same) and for which interest, if any, has been paid to the same date and which otherwise constitute Notes of the same series and tenor under the Indenture, (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest
                  Payment Date, if any, for the related Notes, on which such Global Notes shall be exchanged for a single replacement
                  Global Note; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its participants
                  (including the Issuing Agent) and the Trustee a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged
                  Global Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned.
                  Notwithstanding the foregoing, if the Global Notes to be exchanged exceed U.S.$500,000,000 in aggregate principal amount, one replacement Global Note will be authenticated and issued to represent each U.S.$500,000,000 of principal amount of the exchanged Global Notes and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Global Notes (See "Denominations" below).

Denominations:    Notes will be issued in denominations of U.S.$5,000 or more
                  (in multiples of U.S.$1,000). Global Notes will be denominated in principal amounts not in excess of U.S.$500,000,000. If one or more Notes having an aggregate principal amount in excess of U.S.$500,000,000 would, but for the preceding sentence, be represented by a single Global Note, then one Global Note will be issued to represent each U.S.$500,000,000 principal amount of such Note or Notes and an additional Global Note will be issued to represent any remaining principal amount of such Note or Notes. In such case, each of the Global Notes representing such Note or Notes shall be assigned the same
                  CUSIP number.

                  Currently, Notes denominated in a Specified Currency other than U.S. dollars ("Foreign Currency Notes") cannot be issued in book-entry form through DTC. If and when such issuance becomes possible, unless otherwise indicated in the applicable Pricing Supplement, holders of Foreign Currency Notes (other than Indexed Notes) will be paid in U.S. dollars, converted from the Specified Currency, in the manner specified in the Prospectus for interest on Notes denominated in U.S. dollars, unless such holder elects to be paid in the Specified Currency.

Issue Price:      Unless otherwise specified in an applicable Pricing
                  Supplement, each Note will be issued at the percentage of principal amount specified in the Prospectus relating to such Note.

Interest:         General. Each Note will bear interest at a fixed rate (a
                  "Fixed Rate Note"), which may be zero during all or any part of the term in the case of certain Notes issued at a price representing a substantial discount from the principal amount payable at Maturity, or at a floating rate (a "Floating Rate
                  Note"). A Fixed Rate Note may pay a level amount in respect of both interest and principal amortized over the life of the Note (an "Amortizing Note"). Interest on each Note will accrue from the Issue Date of such Note for the first interest period and from the most recent Interest Payment Date to which interest has been paid for all subsequent interest periods.
                  Except as set forth hereafter, each payment of interest on a Note will include interest accrued to but excluding, as the case may be, the Interest Payment Date or the date of Maturity. Any payment of principal, premium or interest required to be made on a day that is not a Business Day (as defined below) may be made on the next succeeding Business Day
                  (or if, in the case of a LIBOR-based Floating Rate Note, such Business Day would fall in the next calendar month, on the next preceding Business Day) and no interest shall accrue as a result of any such delayed payment.

                  Each pending deposit message described under Settlement Procedure "C" below will be routed to Standard & Poor's Corporation, which will use the message to include certain information regarding the related Notes in the appropriate daily bond report published by Standard & Poor's Corporation.

                  Fixed Rate Notes. Unless otherwise specified in the applicable Pricing Supplement, interest on each Fixed Rate Note (other than a Zero-Coupon Note or an Amortizing Note) will be payable at Maturity and semi-annually each April 1 and October 1 (a "Semi-Annual Pay Note" or, if annually, on October 1 of each year (an "Annual Pay Note")) and at Maturity. Unless otherwise specified in the applicable Pricing Supplement, principal of and interest on each Amortizing Note will be payable at Maturity and either quarterly on each January 1, April 1, July 1 and October 1, or semi-annually on each April 1 and October 1. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. In the case of Fixed Rate Notes (other than Global Notes) issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on such Interest Payment Date to the person to whom the Note originally was issued. In the case of a Global Note issued between a Regular Record Date and the Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the Issue Date and ending on such Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date. Unless otherwise specified in the applicable Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date shall be the fifteenth day of the calendar month next preceding such Interest Payment Date.

                  Floating Rate Notes. Interest on Floating Rate Notes will be payable monthly, quarterly, semi-annually or annually (each an "Interest Payment Date"). Unless otherwise specified in the applicable Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date shall be 15 calendar days prior to such Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement, interest will be payable, in the case of Floating Rate Notes with a monthly Interest Payment Period, on the third Wednesday of each month; with a quarterly Interest Payment Period, on the third Wednesday of January, April, July and October of each year; with a semi-annual Interest Payment Period, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and with an annual Interest Payment Period, on the third Wednesday of the month specified in the applicable Pricing Supplement; provided that if an Interest Payment Date for Floating Rate Notes would otherwise be a day that is not a Business Day, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Notes, except in the case of a LIBOR Note if such Business Day is in the next succeeding calendar month, in which event such Interest Payment Date will be the immediately preceding Business Day. In the case of a Global
                  Note issued between a Regular Record Date and the Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the Issue Date and ending on such Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date.

Calculation
of Interest:      Interest on Fixed Rate Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months. (Examples of interest calculations are as follows: October 1, 2001 to April 1, 2002 equals 6 months and 0 days, or 180 days; the interest paid equals 180/360 times the annual rate of interest times the principal amount of the Note. The period from December 3, 2001 to April 1, 2002 equals 3 months and 28 days, or 118 days; the interest payable equals 118/360 times the annual rate of interest times the principal amount of the Note.)

                  Interest rates on Floating Rate Notes will be determined as set forth in the form of Notes (substantially as described in the Prospectus and the applicable Pricing Supplement). Interest on Floating Rate Notes will be calculated as specified in the applicable pricing supplement. In the case of Treasury Rate Notes or CMT Rate Notes, interest will be calculated on the basis of the actual number of days in the year.

Business Day:     "Business Day" means, unless otherwise specified in the
                  applicable Pricing Supplement, any day, other than a Saturday or Sunday, that meets each of the following applicable requirements: such day is (a) not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York, (b) if the Note is denominated in a Specified Currency other than U.S. dollars or Euro, not a day on which banking institutions are authorized or required by law or regulation to close in the Principal
                  Financial Center of the country issuing the Specified Currency and is a day on which banking institutions in such Principal
                  Financial Center are carrying out transactions in such Specified Currency, (c) if the Note is denominated in Euro, a day on which the Trans-European Automated Real-Time Gross
                  Settlement Express Transfer ("TARGET") System is open and (d) with respect to LIBOR Notes, is also a London Banking Day.
                  "London Banking Day" means any day on which dealings in deposits in the Indexed Currency are transacted in the London interbank market.

Payments of
Principal and
Interest:         Payments of Principal and Interest. Promptly after each
                  Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest, if any, (and, with respect to any Amortizing
                  Notes, principal) to be paid on each Global Note on the following Interest Payment Date (other than an Interest
                  Payment Date coinciding with a Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard

                  & Poor's. On such Interest Payment Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest (and, with respect to any Amortizing Notes, principal) due (other than on the Maturity Date), at the times and in the manner set forth below under "Manner of Payment." If any Interest Payment Date for any Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day (or if, in the case of a LIBOR-based Floating Rate Note, such Business Day would fall in the next calendar month, on the next preceding Business
                  Day) and no interest shall accrue on such payment for the period from and after such Interest Payment Date. Any payment of principal, premium or interest required to be made on a day that is not a Business Day may be made on the next succeeding Business Day (or if, in the case of a LIBOR-based Floating Rate Note, such Business Day would fall in the next calendar month, on the next preceding Business Day) and no interest shall accrue as a result of any such delayed payment.

                  Payments on the Maturity Date. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, premium, if any, and interest to be paid on each Global Note representing Notes maturing or subject to redemption (pursuant to a sinking fund or otherwise) or repayment ("Maturity") in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Global Note, together with interest and premium, if any, due on such Maturity Date, at the times and in the manner set forth below under "Manner of Payment." If the Maturity Date of any Global Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity Date. Promptly after payment to DTC of the principal and interest due on the Maturity Date of such Global Note and all other Notes represented by such Global Note, the Trustee will cancel and destroy such Global Note in accordance with the Indenture and so advise the Company.

                  Manner of Payment. The total amount of any principal, premium, if any, and interest due on Global Notes on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in immediately available funds on such date. The Company will make such payment on such Global Notes by instructing the Trustee to withdraw funds from an account maintained by the Company with Citibank, N.A. or by wire transfer to Citibank, N.A. The Company will confirm such instructions in writing to the Trustee. Prior to 10:00 a.m., New York City time, on the date of

                  Maturity or as soon as possible thereafter, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Global Note on such date. On each Interest Payment Date (other than on the Maturity Date) the Trustee will pay DTC such interest payments in same-day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any direct responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Notes to such Participants.

                  Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedure for
Rate Setting
and Posting:      The Company and the Agents will discuss, from time to time, the aggregate principal amount of, the Issue Price and the interest rates to be borne by Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set interest rates borne by any Notes in respect of which the Agents are to solicit orders (the setting of such interest rates to be referred to herein as "posting") or if the Company decides to change interest rates previously posted by it, it will promptly advise the Agents of the prices and interest rates to be posted.

Acceptance
and Rejection
of Orders:        Unless otherwise agreed by the Company and the Agents, the
                  Company has the sole right to accept orders to purchase Notes and may reject any such order in whole or in part. Unless otherwise instructed by the Company, each Agent will promptly advise the Company by telephone of all offers to purchase
                  Notes received by it, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. No order for less than U.S.$5,000 principal amount of Notes will be accepted.

Preparation
of Pricing
Supplement:       If any offer to purchase a Note is accepted by or on behalf of the Company, the Company will provide a Pricing Supplement reflecting the terms of such Note and will have filed such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and will supply a copy thereof (or additional copies if requested) to the Agent that presented such offer (the "Presenting Agent") and one copy to the Trustee. The Presenting Agent will cause a Prospectus and Pricing Supplement to be delivered to the purchaser of such Note.

                  In each instance that a Pricing Supplement is prepared, the Agents will deliver the Pricing Supplement together with a Prospectus prior to its use. Outdated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files) will be destroyed.

Delivery of
Confirmation and
Prospectus to
Purchaser by
Presenting
Agent: Subject to "Suspension of Solicitation; Amendment or Supplement" below, the Agents will deliver a Prospectus and Pricing Supplement as herein described with respect to each Note sold by it. The Company will make such deliveries with respect to all Notes sold directly by the Company.

                  For each offer to purchase a Note solicited by an Agent and accepted by or on behalf of the Company, the Presenting Agent will issue a confirmation to the purchaser, with notification to the Company, setting forth the terms of such Note and other applicable details described above and delivery and payment instructions. In addition, the Presenting Agent will deliver to such purchaser the Prospectus (including the Pricing Supplement) in relation to such Note prior to or together with the earlier of any written offer of such Note, delivery of the confirmation of sale or delivery of the Note.

Settlement:       The receipt of immediately available funds by the Company in payment for Notes and the authentication and issuance of the Global Note representing such Notes shall constitute
                  "Settlement" with respect to such Note. All orders accepted by the Company will be settled within one to five Business Days pursuant to the timetable for Settlement set forth below, unless the Company and the purchaser agree to Settlement on a later date, and shall be specified upon acceptance of such offer; provided, however, in all cases the Company will notify the Trustee on the date issuance instructions are given.

Settlement
Procedures:       In the event of a purchase of Notes by any Agent, as
                  principal, appropriate Settlement details, if different from those set forth below, will be set forth in the applicable
                  Terms Agreement to be entered into between such Agent and the Company pursuant to the Agreement. Settlement Procedures with regard to each Note sold by an Agent, as agent for the Company, shall be as follows:

                  A. After the acceptance of an offer by the Company with respect to a Note, the Presenting Agent will communicate the following details of the terms of such offer (the "Note Sale Information") to the Company by telephone confirmed in writing or by facsimile transmission or other acceptable written means:

                           1.       Principal amount of the purchase;

                           2.       If a Fixed Rate Note, the Interest Rate;

                           3.       Interest Payment Dates;

                           4.       Settlement Date;

                           5.       Maturity Date;

                           6.       Purchase Price;

                           7. Indexed Currency, Denominated Currency, the Base Exchange Rate and the Exchange Rate Determination Date, if applicable;

                           8. Presenting Agent's commission determined pursuant to Section IV(a) of the Selling Agent Agreement;

                           9.       Net proceeds to the Company;

                           10.      Trade Date;

                           11. If a Note redeemable by the Company, such of the following as are applicable:

                                    (i)      The date on and after which such
                                             Note may be redeemed (the
                                             "Redemption Commencement Date"),

                                    (ii)     Initial redemption price (% of
                                             par), and

                                    (iii)    Amount (% of par) that the initial
                                             redemption price shall decline (but
                                             not below par) on each anniversary
                                             of the Redemption Commencement
                                             Date;

                           12. If a Floating Rate Note, such of the following as are applicable:

                                    (i)      Base Interest Rate,

                                    (ii)     Index Maturity,

                                    (iii)    Spread and/or Spread Multiplier,

                                    (iv)     Maximum Interest Rate,

                                    (v)      Minimum Interest Rate,

                                    (vi)     Initial Interest Rate,

                                    (vii)    Interest Rate Reset Period,

                                    (viii)   Interest Rate Reset Dates,

                                    (ix)     Calculation Dates,

                                    (x)      Interest Calculation Dates,

                                    (xi)     Interest Payment Dates,

                                    (xii)    Regular Record Dates, and

                                    (xiii)   Calculation Agent;

                           13. If the amount of principal or interest, or both, payable on a Note will be determined by reference to an index or formula, a full description of such index or formula;

                           14. If a Discount Note, the total amount of original issue discount, the yield to maturity and the initial accrual period of original issue discount;

                           15. DTC Participant Number of the institution through which the customer will hold the beneficial interest in the Global Note; and

                           16. Such other terms as are necessary to complete the applicable form of Note.

                  B. The Company will assign a CUSIP number to the Global Note representing such Note and then advise the Trustee and the Presenting Agent by telephone (confirmed in writing at any time on the same date) or by telecopier or other form of electronic transmission of the information received in accordance with Settlement Procedure "A" above, the assigned CUSIP number and the name of the Agent. Each such communication by the Company will be deemed to constitute a representation and warranty by the Company to the Trustee and the Agent that (i) such
                           Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company; (ii) such Note, and the Global Note representing such Note, will conform with the terms of the Indenture; and (iii) upon authentication and delivery of the Global Note representing such Note, the aggregate principal amount of all Notes issued under the Indenture will not exceed the aggregate principal amount of Notes authorized for issuance at such time by the Company.

                  C. The Trustee will communicate to DTC and the Agent through DTC's Participant Terminal System, a pending deposit message specifying the following Settlement information:

                           1. The information received in accordance with Settlement Procedure "A".

                           2. The numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Agent.

                           3. The initial Interest Payment Date for such Note, number of days by which such date succeeds the related DTC record date (which term means the Regular Record Date) and in the case of Floating Rate Notes which reset daily or weekly, the date five calendar days preceding such Initial Interest Payment Date, and if then calculated, the amount of interest (and, with respect to any Amortizing Note, principal) payable on such Initial Interest Payment Date (which amount shall have been confirmed by the Trustee).

                           4.       The CUSIP number of the Global Note
                                    representing such Notes.

                           5. The frequency of interest (and, with respect to any Amortizing Note, principal payments).

                           6.       The frequency of interest rate resets.

                           7. Whether such Global Note represents any other Notes issued or to be issued (to the extent then known).

                  D. The Trustee will complete and deliver a Global Note representing such Note in a form that has been approved by the Company, the Agents and the Trustee.

                  E. The Trustee will authenticate the Global Note representing such Note and maintain possession of such Global Note.

                  F. DTC will credit such Note to the participant account of the Trustee maintained by DTC.

                  G. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to
                           (i) debit such Note to the Trustee's participant account and credit such Note to the participant account of the Agent maintained by DTC and (ii) debit the settlement account of the Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less the Agent's commission. The entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (a) the Global Note representing such Note has been issued and authenticated and (b) the Trustee is holding such Global Note pursuant to the Certificate Agreement.

                  H. The Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to
                           (i) debit such Note to the Agent's participant account and credit such Note to the participant accounts of the Participants to whom such Note is to be credited maintained by DTC and (ii) debit the settlement accounts of such Participants and credit the settlement account of the Agent maintained by DTC, in an amount equal to the price of the Note so credited to their accounts.

                  I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

                  J. The Trustee will credit to an account of the Company maintained at Citibank, N.A. funds available for immediate use in an amount equal to the amount credited to the Trustee's DTC participant account in accordance with Settlement Procedure "G".

                  K. The Trustee will send a copy of the Global Note representing such Note by first-class mail to the Company.

                  L. The Agent will confirm the purchase of each Note to the purchaser thereof either by transmitting to the Participant to whose account such Note has been credited a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such purchaser. In all cases the Prospectus as most recently amended or supplemented must accompany or precede such confirmation.

                  M. Each Business Day, the Trustee will send to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth the CUSIP number(s) assigned to, and a brief description of, any orders which the Company has advised the Trustee but which have not yet been settled.

Settlement
Procedures
Timetable:        In the event of a purchase of Notes by an Agent, as principal, appropriate Settlement details, if different from those set forth below will be set forth in the applicable Terms
                  Agreement to be entered into between such Agent and the Company pursuant to the Selling Agent Agreement.

                  For orders of Notes solicited by an Agent, as agent, and accepted by the Company, Settlement Procedures "A" through "M" shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                  Settlement
                  Procedure      Time
                  ---------      ----

                  A-B            12:00 p.m. on the Business Day before the
                                 Settlement Date.
                  C              2:00 p.m. on the Business Day before the
                                 Settlement Date.
                  D              5:00 p.m. on the Business Day before the
                                 Settlement Date.
                  E              9:00 a.m. on the Settlement Date.
                  F              10:00 a.m. on the Settlement Date.
                  G-H            2:00 p.m. on the Settlement Date.
                  I              4:45 p.m. on the Settlement Date.
                  J-K            5:00 p.m. on the Settlement Date.
                  M              Daily.

                  NOTE: The Prospectus as most recently amended or supplemented must accompany or precede any written confirmation given to the customer (Settlement Procedure "L"). Settlement Procedure "I" is subject to extension in accordance with any extension Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                  If Settlement of a Note is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to
Settle: If the Trustee fails to enter an SDFS deliver order with respect to a Note pursuant to Settlement Procedure "G", the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains Notes having the same Fixed Rate Terms, Floating Rate Terms or Zero-Coupon Terms, as the case may be, and, having a principal amount that is at least equal to the principal amount of such Note to be debited. If withdrawal messages are processed with respect to all the Notes issued or to be issued represented by a Global Note, the Trustee will cancel such Global Note in accordance with the Indenture, make appropriate entries in its records and so advise the Company. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent such Notes and shall be cancelled immediately after issuance, and the other of which shall represent the remaining Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note. If the purchase price for any Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through DTC's participant Terminal System reversing the orders entered pursuant to Settlement Procedures "G" and "H", respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the Agent in the performance of its obligations hereunder or under the Agency Agreement, the Company will reimburse the Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Company.

                  Notwithstanding the foregoing, upon any failure to settle with respect to a Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of Notes that were to have been represented by a Global Note, the Trustee will provide, in accordance with Settlement Procedures "D" and "E", for the authentication and issuance of a Global Note representing the other Notes to have been represented by such Global Note and will make appropriate entries in its records.

Procedure for
Rate Changes:     Any decision to change the rate structure will require the following actions:

                  Each time a decision has been reached to change rates, the Company will promptly advise the Agents, who will forthwith suspend solicitation of purchases of Notes at the prior rates. The Agents will telephone the Company with recommendations as to the changed interest rates.

Suspension of
Solicitation
Amendment or
Supplement:       Subject to the Company's representations, warranties and
                  covenants contained in the Agent Agreements, the Company may instruct the Agents to suspend at any time for any period of time or permanently, the solicitation of orders to purchase
                  Notes. Upon receipt of such instructions (which may be given orally), each Agent will forthwith suspend solicitation until such time as the Company has advised it that solicitation of purchases may be resumed.

                  In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

                  If the Company decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agents and furnish the Agents and the Trustee with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Selling Agent Agreements. Subject to the provisions of the Selling Agent Agreements, the Company may file with the Commission any supplement to the Prospectus relating to the Notes. The Company will provide the Agents and the Trustee with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission.

Trustee Not to
Risk Funds:       Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, or the Agents or the purchasers, it being understood by all parties that payments made by the Trustee to either the Company or the Agents shall be made only to the extent that funds are provided to the Trustee for such purpose.

Advertising
Costs: The Company shall have the sole right to approve the form and substance of any advertising an Agent may initiate in connection with such Agent's solicitation to purchase the Notes. The expense of such advertising will be solely the responsibility of such Agent.

                                    EXHIBIT E



                      GENERAL MOTORS ACCEPTANCE CORPORATION

                                MEDIUM-TERM NOTES

                                 TERMS AGREEMENT


                                                 , 200_


General Motors Acceptance Corporation
200 Renaissance Center
Detroit, Michigan 48265
Attention:  U.S. Borrowings

         The undersigned agrees to purchase the following aggregate principal amount of Notes:
$

         The terms of such Notes shall be as follows:

Initial Public Offering Price:
Purchase Price: ____%
Settlement Date, Time
         and Place:

If Fixed Rate Note:
         Interest Rate: ____%
         Maturity Date:
         Interest Payment Dates:

If Floating Rate Note:
         Base Interest Rate: ____%
         Index Maturity:
         Spread and/or Spread Multiplier: ____%
         Maximum Interest Rate: ____%
         Minimum Interest Rate: ____%
         Initial Interest Rate: ____%
         Interest Rate Reset Period:
         Interest Rate Reset Dates:
         Interest Calculation Dates:

         Interest Payment Dates:
         Regular Record Dates:
         Calculation Agent:

[Any other terms and conditions agreed
to by such Agent and the Company]

                                                  ____________________________
                                                  [Name of Agent]

                                                  By:_________________________

                                                  Title:______________________
ACCEPTED:

GENERAL MOTORS ACCEPTANCE CORPORATION


By:________________________________

Title:_____________________________